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                                                                   Exhibit 10.16


                        ASSIGNMENT OF PATENT APPLICATION

         WHEREAS, TELXON CORPORATION, a Delaware corporation ("Assignor"), having a principal place of business of 3330 West Market Street, Akron, Ohio 44333, is the owner of the entire right, title and interest in and to Patent Application 08/810,328; and

         WHEREAS, AIRONET WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Assignee"), having a principal place of business at 3875 Embassy Parkway, Akron, Ohio 44333, is desirous of acquiring the entire right, title and interest in and to said patent application;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, said Assignor does hereby sell, assign, transfer, grant and set over to said Assignee, its entire right, title and interest in and to said patent application and all Letters Patent to be obtained therefor on said patent application or any continuation, division, renewal, substitute, reissue thereof or patent term extension therefor, for the full term or terms for which the same may be granted or extended, and all Letters Patent and applications therefor throughout the world, including all rights accruing by virtue of the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said Assignee for its own use and enjoyment and for the use and enjoyment of its successors and assigns or other legal representatives, to the end of the term or terms for which said Letters Patent are granted or may be reissued or extended as fully and entirely as the same would have been held and enjoyed by said Assignor if this Assignment and sale had not been made; together with all claims for damages by reason of past infringement of said Letters Patents, with the right to sue for, and collect the same for its own use, and for the use of its successors, assigns or other legal representatives.

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         Assignor hereby warrants that no assignment, sale, agreement or encumbrance has been made or entered into, or license granted, which conflicts with this Assignment and sale and covenants that no assignment, sale, agreement or encumbrance will be made or entered into which would conflict with this Agreement and sale.

         Assignor further covenants that Assignee, upon its request, will be provided promptly with all pertinent facts and documents relating to said patent application as may be known and accessible to Assignor and will testify as to the same in any interference or litigation related thereto.

         Assignor further convenants that Assignor will promptly execute and deliver to Assignee or its legal representative confirmatory assignments relating to said patent application prepared by Assignee for recording by Assignee in the United States Patent and Trademark Office and will promptly execute and deliver to the Assignee or its legal representative any and all other papers, instruments or affidavits and take all other actions required to apply for, obtain, maintain and enforce said patent application which may be necessary or desirable to carry out the purposes hereof.

         IN WITNESS WHEREOF, this Assignment has been duly executed as of August 4th, 1999.

                                   TELXON CORPORATION

                                   By:    /s/ Glenn S. Hansen
                                        -------------------------------------
                                   Its:  Vice President, Legal Administration
                                        -------------------------------------

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STATE OF OHIO     )
                  )    ss
COUNTY OF SUMMIT  )

         On the 4th day of August, 1999, before me personally appeared Glenn S. Hansen, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged to me that he/she executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year of this certificate first written above.


                                            /s/Suzanne M. Testerman
                                            ------------------------------------
                                            Notary Public

                                            Suzanne M. Testerman
                                               Notary Public
                                               State of Ohio
                                      My Commission Expires 08-19-2002